Exhibit 5.1

Brookfield Property Partners L.P.	Email clangley@applebyglobal.com
73 Front Street, 5th Floor
Hamilton HM 12	Direct Dial +1 441 295 3202
Bermuda	Tel +1 441 295 2244
Fax +1 441 292 8666

Appleby Ref 410630.0010

18 February 2020

Dear Sirs

Brookfield Property Partners L.P.

We have acted as legal advisers as to matters of Bermuda law to Brookfield Property Partners L.P., a limited partnership organized under the laws of the Islands of Bermuda (Partnership). We have been requested to render this opinion to you in connection with the filing by the Partnership of a prospectus supplement dated 10 February 2020 (Prospectus Supplement) to an automatic shelf registration statement on Form F-3 (Reg. No. 333-218503) (Registration Statement) with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933, as amended (Securities Act), and the rules and regulations promulgated thereunder, relating to the registration under the Securities Act of 11,500,000 of 5.750% Class A Cumulative Redeemable Perpetual Preferred Units, Series 3 (Units) of the Partnership.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (Documents).

Assumptions

In stating our opinion we have assumed:

1.                                      the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized or photostatic copies;

2.                                      the genuineness of all signatures on the Documents;

3.                                      the authority, capacity and power of persons signing the Documents;

4.                                      that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

5.                                      that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

6.                                      that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Partnership in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

7.              that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of Brookfield Property Partners Limited (General Partner), the general partner of the Partnership, on behalf of the Partnership in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect the listing of the Units on behalf of the Partnership, not disclosed by the Limited Partnership Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein; and

8.                                      that the records which were the subject of the Searches were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Searches been materially altered.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.                                      The Partnership is an exempted limited partnership established and existing under the laws of Bermuda. The Partnership possesses the capacity to sue and be sued and is in good standing under the laws of Bermuda. All suits in respect of the Partnership shall be prosecuted against the General Partner, in its capacity as general partner of the Partnership.

2.                                      The issue of the Units has been duly authorized by all necessary action on the part of the Partnership and when issued as contemplated by the Prospectus Supplement and Resolutions will be validly issued, fully paid and non-assessable units of the Partnership.

Reservations

We have the following reservations:

1.                                      We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.                                      Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of such other jurisdiction.

3.                                      Any reference in this opinion to Units being “non-assessable” shall mean, in relation to fully-paid Units of the Partnership and subject to any contrary provision in any agreement in writing between the Partnership and the holder of Units, that: no holder shall be obliged to contribute further amounts to the capital of the Partnership, either in order to complete payment for their Units, to satisfy claims of creditors of the Partnership, or otherwise.

4.                                      Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)            details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)           details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)          whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)          whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)           whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

5.                                      The Limited Partnership Act 1883 (Act) provides that a limited partner shall be liable as a general partner if he takes part in the management of the partnership.

6.                                      A limited partner is liable to the Partnership, or to its creditors, for any amount in respect of such limited partner’s contribution to the Partnership to the extent such contribution has not been contributed in full, or to the extent such contribution is either released or returned to the limited partner contrary to the restrictions on reductions of capital contained in the Act.

7.                                      A limited partner is liable for damages on account of misrepresentation in respect of false statements contained in the certificate of limited partnership, any supplementary certificates or certificate of cancellation in respect of the Partnership, to the extent a limited partner signed such certificate, or caused another to sign it on his/her behalf, and knew such statement to be false at the time of signature.

8.                                      Every partner of the Partnership who is guilty of any fraud in the affairs of the Partnership shall be liable civilly to the party injured to the extent of his damage and shall be liable for penalties applicable to offences committed in contravention of the Act.

9.                                      In opinion paragraph 1, the term ‘good standing’ means only that the Partnership has received a Certificate of Compliance from the Registrar of Companies in Hamilton, Bermuda which confirms that it has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax.

Disclosure

This opinion is addressed to you in connection with the registration of the Units with the SEC and is not to be made available to, or relied on by any other person or entity (other than the Unitholders as referenced in the Registration Statement), or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the SEC in connection with the Registration Statement), without our prior written consent except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Partnership’s Report of Foreign Issuer on Form 6-K being filed on or about the date hereof and incorporated by reference into the Registration Statement and further consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement.

This opinion is governed by and is to be construed in accordance with Bermuda law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing acts or circumstances should change.

Yours faithfully

/s/ Appleby (Bermuda) Limited

SCHEDULE

1.                                      The entries and filings shown in respect of the Partnership and the General Partner, on the files of the Partnership and the General Partner maintained in the Registrar of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by searches on 17 February 2020, and the entries and filings shown in respect of the Partnership and the General Partner in the Supreme Court Causes book maintained at the Registry of the Supreme Court, Hamilton, Bermuda, as revealed by searches on 17 February 2020 (Searches).

2.                                      Certified copies of the Certificate of Registration, Limited Particulars and Exempted Particulars in relation to the Partnership, and the second amended and restated limited partnership agreement of the Partnership dated 8 August 2013, as amended by a first amendment to second amended and restated partnership agreement dated 5 November 2015, as amended by a second amendment to the second amended and restated partnership agreement dated 21 March 2019, as amended by a third amendment to the second amended and restated partnership agreement dated 20 August 2019 and as amended by a fourth amendment to the second amended and restated partnership agreement dated 18 February 2020 (collectively, Limited Partnership Documents).

3.                                      Copies of the minutes of the meetings of the Board of Directors of the General Partner held on 4 February 2020 (Resolutions).

4.                                      The Registration Statement and the Prospectus Supplement.